                                                                   Exhibit 21.1
                                                                   ------------

Subsidiaries of The Earthgrains Company
---------------------------------------


Name                                                    Place of Incorporation
----                                                    ----------------------
Earthgrains Baking Companies, Inc.                                    Delaware
      Earthgrains of West Virginia, Inc.                              Delaware

Earthgrains International Holdings, Inc.                              Delaware
      Europate, S.A.                                            Lievin, France
      Bimbo, S.A.                                             Barcelona, Spain
            Catdes, S.A.                                      Barcelona, Spain
            Pimad, S.A.                                          Madrid, Spain
            Bimbo-Productos Alimentares, Limitada             Lisbon, Portugal
            Supan, S.A.                                       Barcelona, Spain

Commonwealth Cold Storage, Inc.                                    Puerto Rico

Eagle Crest Foods, Inc.                                               Delaware

Earthgrains Refrigerated Dough Products, Inc.                            Texas
      Earth Grains of Lexington, Inc.                                 Delaware